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                                                                    EXHIBIT 4.38

                               OPERATING AGREEMENT

                                       OF

                                 OGLE HAUS, LLC

                               (f/k/a OHIRC, LLC)


                          DATED AS OF OCTOBER 22, 1999

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                               OPERATING AGREEMENT
                                       OF
                                   OHIRC, LLC

This Operating Agreement (this "Agreement") is executed this 22nd day of October, 1999, by Indiana Ventures, LLC, an Indiana limited liability company ("Initial Member").

                              EXPLANATORY STATEMENT

     The Initial Member agreed to organize and operate a limited liability company in accordance with the terms of, and subject to the conditions set forth in, this Agreement, and the Indiana Business Flexibility Act, I.C. Section 23-18-1 et seq. ("Act").

     NOW, THEREFORE, for good and valuable consideration, the Initial Member, intending legally to be bound, agrees as follows:

                                    SECTION I
                                  DEFINED TERMS

     The following capitalized terms shall have the meanings specified in this
Section I. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

     "Agreement" means this Agreement, as amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

     "Company" means the limited liability company organized in accordance with this Agreement.

     "Interest" means a Person's share of the Profits and Losses of, and the right to receive distributions from, the Company.

     "Interest Holder" means any Person who hold an Interest, whether as a Member or as an unadmitted assignee of a Member.

     "Involuntary Withdrawal" means, with respect to a Member, the occurrence of any of the following events:

            (i)    A Member makes an assignment for the benefit of creditors;

            (ii)   A Member files a voluntary petition of bankruptcy;

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            (iii)  A Member is adjudged bankrupt or insolvent or there is entered against a Member an order for relief in any bankruptcy or insolvency proceeding;

            (iv) A Member files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

            (v) A Member seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member's properties;

            (vi) A Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in Subsections (i) through (v);

            (vii) Any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, continues for one hundred twenty (120) days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for the Member or all or any substantial part of the Member's properties without the Member's agreement or acquiescence, which appointment is not vacated or stayed for one hundred twenty (120) days or, if the appointment is stayed, for one hundred twenty (120) days after the expiration of the stay during which period the appointment is not vacated; or

            (viii) A Member's death or adjudication by a court of competent jurisdiction as incompetent to manage the Member's person or property.

     "Member" means the Initial Member and any Person who subsequently is admitted as a member of the Company.

     "Membership Rights" means all of the rights of a Member in the Company, including a Member's: (i) interest; (ii) right to inspect the Company's books and records; (iii) right to participate in the management of and vote on matters coming before the Company; and (iv) unless this Agreement or the Articles of Organization provide to the contrary, right to act as an agent of the Company.

     "OSSI" means the Office of the Secretary of State of Indiana.

     "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

     "Positive Capital Account" means a Capital Account with a balance greater than zero.

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     "Profit" and "Loss" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company's taxable income or loss determined in accordance with the Code.

     "Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

     "Successor" means all Persons to whom all or any part of an interest is transferred either because of (i) the sale or gift by a Member of all or any part of his interest, (ii) an assignment of a Member's interest due to the Member's Involuntary Withdrawal, or (iii) because a Member dies and the Persons are the Member's personal representatives, heirs, or legatees.

     "Transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

     "Withdrawal" means a Member's dissociation from the Company by any means.

                                   SECTION II
                    FORMATION AND NAME; OFFICE; PURPOSE; TERM

     2.1. Organization. The Member hereby organizes a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, has caused Articles of Organization to be prepared, executed and filed with OSSI on October 18, 1999.

     2.2. Name of the Company. The name of the Company shall be "OHIRC, LLC." The Company may do business under that name and under any other name or names which the Member may, in his sole discretion, determine. If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a trade name certificate as required by law. Effective as of October 26, 1999, the Company will change its name to "Ogle Haus, LLC" upon closing of a transaction pursuant to which the Company will acquire the assets of The Ogle Haus Inn and Resort in Vevay, Indiana.

     2.3. Purpose. The Company is organized to engage in any lawful business permitted under the Act and shall have the power and authority to do all things necessary, customary, incidental or convenient to carry out such lawful business.

     2.4. Term. The term of the Company began upon the acceptance of the Articles of Organization by OSSI and shall continue in existence perpetually, unless its existence is sooner terminated pursuant to Section VII of this Agreement.

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     2.5.   Principal Office. The Principal office of the Company in the State of Indiana shall be located at 1013 West Main Street, Vevay, Indiana 47043, or at any other place within the State of Indiana which the Member, in his sole discretion, determines.

     2.6. Resident Agent. The name and address of the Company's resident agent in the State of Indiana shall be that Person and location reflected in the Company's Articles of Organization as filed with the OSSI. The Member may, from time to time, change the resident agent or office by designating a replacement and filing a statement of change with the OSSI.

     2.7. Members. The name, present mailing address, taxpayer identification number and Percentage of each Member are set forth on Exhibit A.

                                   SECTION III
                       MEMBERS; CAPITAL; CAPITAL ACCOUNTS

     3.1. Initial Capital Contributions. Upon the execution of this Agreement, the Member shall contribute to the Company the cash and property set forth on Exhibit B.

     3.2. No Other Capital Contributions Required. No Member shall be required to contribute any additional capital to the Company, and except as set forth in the Act, no Member shall have any personal liability for any obligations of the Company.

     3.3. Loans. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

                                   SECTION IV
                         PROFIT, LOSS, AND DISTRIBUTIONS

     4.1. Distributions of Cash Flow. Cash Flow for each taxable year of the Company shall be distributed to the Member no later than seventy-five (75) days after the end of the taxable year.

     4.2. Allocation of Profit or Loss. All Profit or Loss shall be allocated to the Member.

     4.3. Liquidation and Dissolution. If the Company is liquidated, the assets of the Company shall be distributed to the Member or to a Successor or Successors.

                                   SECTION V.
                      MANAGEMENT: RIGHTS, POWERS, AND DUTIES

     5.1. Management. The Company shall be managed solely by the Member. For so long as the Member is the sole member of the Company, the Manager of the Member shall be authorized

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to and recognized as acting on behalf of the Company in executing instruments for the Company by its Member.

     5.2. Personal Services. The Member shall not be required to perform services for the Company solely by virtue of being a Member.

     5.3.   LIABILITY AND INDEMNIFICATION

            5.3.1. The Member shall not be liable, responsible, or accountable, in damages or otherwise, to the Company for any act performed by him with respect to Company matters, except for fraud.

            5.3.2. The Company shall indemnify the Member or any of its agents or managers with respect to Company matters, except for fraud.

                                   SECTION VI
                TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS

     6.1. Transfers. The Member may Transfer all, or any portion of, or his interest or rights in, his Membership Rights to one or more Successors.

     6.2. Transfer to a Successor. In the event of any Transfer of all or any part of the Member's Interest to a Successor, the Successor shall thereupon become a Member and the Company shall be continued.

                                   SECTION VII
            DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

     7.1. Events of Dissolution. The Company shall be dissolved if the Member determines to dissolve the Company. The Company shall not dissolve merely because of the Member's Involuntary Withdrawal.

     7.2. Procedure for Winding Up and Dissolution. If the Company is dissolved, the affairs of the Company shall be wound up. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company in satisfaction of the liabilities of the Company, and then to the Persons who are the Members of the Company in proportion to their interests.

     7.3. Filing of Articles of Cancellation. If the Company is dissolved, Articles of Cancellation shall be promptly filed with the OSSI. If there are no remaining Members, the Articles shall be filed by the last Person to be a Member; if there are no remaining members, or a Person who last was a Member, the Articles shall be filed by the legal or personal representatives of the Person who last was a Member.

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                                  SECTION VIII
                  BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

     8.1. Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. The Member shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

     8.2. Books and Records. The Member shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The books and records shall be maintained in accordance with sound accounting principles and practices.

     8.3. Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be selected by the Member, subject to the requirements and limitations of the code.

                                   SECTION IX
                               GENERAL PROVISIONS

     9.1. Assurances. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Members deem appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

     9.2. Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a "notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested. A notice must be addressed to an Interest Holder at the Interest Holder's last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered. A notice that is sent by mail will be deemed give three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

     9.3. Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement among the Members. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Members.

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     9.4.   Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Indiana.

     9.5. Section Titles. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

     9.6. Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, Successors, and permitted assigns.

     9.7. Jurisdiction and Venue. Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the Southern District of Indiana or any Indiana State Court having jurisdiction over the subject matter of the dispute or matter. All Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

     9.8. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

     9.9. Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     9.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed, under seal, as of the date set forth hereinabove.

WITNESS OR ATTEST:                             MEMBER:

[ILLEGIBLE]                                    INDIANA VENTURES, LLC, an
[ILLEGIBLE]                                    Indiana limited liability company

                                               By: /s/ Loren S. Ostrow
                                                  ------------------------------
                                                  Loren S. Ostrow, its Manager

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STATE OF Indiana        )
                        )SS:
COUNTY OF Jefferson     )

     Before me, a Notary Public in and for said County and State, personally appeared Loren S. Ostrow, the Manager of Indiana Ventures, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing Operating Agreement as a voluntary act and deed.

     Witness my hand and Notarial Seal, this 26 day of October, 1999.

                                               /s/ Beverly J. Ford
                                               --------------------------
                                               Notary Public - Signature

                                               /s/ Beverly J. Ford
                                               --------------------------
                                               Notary Public - Printed

My Commission Expires:                         My County of Residence:

    6-27-2000                                  /s/ Jefferson
----------------------                         --------------------------

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                                    EXHIBIT A

Name, Address and
Taxpayer I.D. Number
of Initial Member                              Percentage
--------------------                           ----------

Indiana Ventures, LLC                             100%
330 North Brand Boulevard
Suite 1100
Glendale, California, 91203
Taxpayer I.D. Number: 93-1199012

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                                    EXHIBIT B

                                               Initial Capital
Initial Member                                  Contribution
--------------                                 ---------------

Indiana Ventures, LLC                          $        100.00

TOTALS:                                        $        100.00
                                               ===============
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